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                                                                     EXHIBIT 8.2



                                                              June 25, 2001


Wachovia Corporation
100 North Main Street
P.O. Box 3099
Winston Salem, North Carolina 27150

                         Re:Agreement and Plan of
                         Merger
                          dated as of April 15, 2001,
                         and
                          amended and restated,
                         between
                          First Union Corporation and
                          Wachovia Corporation

Ladies and Gentlemen:

   We have acted as counsel to Wachovia Corporation ("Wachovia"), a North Carolina corporation, in connection with the proposed merger (the "Merger") of Wachovia with and into First Union Corporation ("First Union"), a North Carolina corporation. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of April 15, 2001, and amended and restated, between First Union and Wachovia (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with First Union's Registration Statement on Form S-4 dated June 25, 2001 relating to the proposed Merger (the "Registration Statement") to which this opinion appears as an exhibit.


   In acting as counsel to Wachovia in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Proxy Statement/Prospectus contained in the Registration Statement.

   You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct as of the date hereof and at the Effective Time, (iii) the factual representations made by First Union and Wachovia in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct as of the date hereof and at the Effective Time, and (iv) any factual representations made in the Representation Letters "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.


   We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

   If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement the opinion expressed herein may be inapplicable. Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.

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   Subject to the foregoing and the qualifications and limitations set forth herein, and assuming the Merger will be consummated in accordance with the Merger Agreement (and exhibits thereto), and as described in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "The Merger Agreement -- Material Federal Income Tax Consequences."


   We express our opinion herein only as to those matters specifically set forth herein and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of United States.

   We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm name therein.

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT